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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):            September 16, 1999


                             VERTEX INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

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
           New Jersey                        0-15066                        22-2050350
 (State or Other Jurisdiction        (Commission File Number)      (I.R.S. Identification No.)
       of Incorporation)
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23 Carol Street
PO Box 996
Clifton, New Jersey                                                 07014
(Address of Principal Executive Offices)                         (Zip Code)
Registrant's telephone number, including area code:            (973) 777-3500

                                       N/A

          (Former name or former address, if changed since last report)



                                                                      Page 1


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On September 16, 1999, pursuant to a Subscription Agreement by and among Vertex Industries, Inc., a New Jersey Corporation (the "Company"), Edwardstone & Company, Incorporated, a Delaware corporation ("Edwardstone") and MidMark Capital, L.P., a Delaware limited partnership ("MidMark," and together with Edwardstone, the "Buyers"), dated as of June 21, 1999 (as amended on August 23, 1999 and September 13, 1999, the "Subscription Agreement"; the Subscription Agreement and subsequent amendments thereto are filed as Exhibits hereto and incorporated by reference), Edwardstone purchased five million four hundred forty nine thousand six hundred forty two (5,449,642) shares of Vertex Common Stock ("VTX Common Stock") and MidMark purchased five million (5,000,000) shares of VTX Common Stock. The consideration to paid by Edwardstone and its affiliates for such shares was $5,000,000 and the consideration paid by MidMark for such shares was $5,000,000. To fund the acquisition, MidMark called in commitments from its limited partners, including the Small Business Administration, which is a preferred limited partner in MidMark and Edwardstone used its own funds, funds of its affiliates and a $250,000 personal loan acquired by Nicholas R. H. Toms, the Chief Executive Officer of Edwardstone, from Bank of America. On September 27, 1999, Edwardstone transferred 384,428 shares of its VTX Common Stock to the PSS Shareholders (as such term is defined in the Subscription Agreement). As a result of such transactions, the Buyers beneficially own 60% of the 16,896,121 VTX Common Stock outstanding.

         As a condition to the Buyers' purchase of the shares, the Buyers and the Company entered into a Stockholders Agreement, dated September 16, 1999 (the "Stockholders Agreement"; the Stockholders Agreement is filed as an Exhibit hereto and is incorporated by reference), containing certain terms and conditions concerning the acquisition and disposition of such shares of the Company and the corporate governance of the Company. Pursuant to the terms of the Stockholders Agreement on September 16, 1999: (i) three of the Company's five directors, James Maloy, Wilbur Highleyman and Irwin Dorros, resigned from office; (ii) the number of directors constituting the full Board of Directors was increased to eight (8) members; and, (iii) Edwardstone appointed three of its designees, Hugo H. Biermann, Gregory N. Thomas and Nicholas R. H. Toms, and MidMark appointed three of its designees, Wayne L. Clevenger, Denis Newman and Joseph R. Robinson to serve as directors of the Company to fill the vacancies on the Company's Board of Directors created by such resignations. Ronald C. Byer and George Powch, currently directors of the Company, will continue to serve in that capacity.

         In addition, on September 16, 1999, James Q. Maloy resigned as Chairman of the Board and Ronald C. Byer resigned as Chief Executive Officer of the Company. Hugo H. Biermann has been appointed to serve as Chairman of the Board and Nicholas R.H. Toms has been appointed to serve as Chief Executive Officer of the Company to fill the vacancies created by the resignations of Messrs. Maloy and Byer.




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   (c)   EXHIBITS

         2.1 Subscription Agreement dated as of June 21, 1999, by and among Edwardstone, MidMark and the Company.

         2.2 Amendment No. 1 to Subscription Agreement dated as of August 23, 1999, by and among Edwardstone, Midmark and the Company.

         2.3 Amendment No. 2 to Subscription Agreement dated as of September 13, 1999, by and among Edwardstone, Midmark and the Company.

         2.4 Stockholders Agreement dated as of September 16, 1999, by and among Edwardstone, Midmark and the Company.


                                                                      Page 3


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           VERTEX INDUSTRIES, INC



                                             /s/ Nicholas R.H. Toms
                                             ---------------------------------
                                              Name:  Nicholas R.H. Toms
                                              Title: Chief Executive Officer




DATED:  October 1, 1999


                                                                      Page 4


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                      EXHIBIT INDEX

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Exhibit No.    Description
----------     -----------
2.1            Subscription Agreement dated as of June 21, 1999,
               ("Subscription Agreement") by and among Edwardstone,
                MidMark and the Company.

2.2 Amendment No. Amendment No. 1 to Subscription Agreement dated as of August 23, 1999, by and among Edwardstone, Midmark and the Company.

2.3 Amendment No. 2 to Subscription Agreement dated as of September 13, 1999, by and among Edwardstone, Midmark and the Company.

2.4 Stockholders Agreement dated as of September 16, 1999, by and among Edwardstone, Midmark and the Company.
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